   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997
                                                       REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                         COINMACH LAUNDRY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              11-3258015
                                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576
                                (516) 484-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ROBERT M. DOYLE
                            CHIEF FINANCIAL OFFICER
                             COINMACH CORPORATION
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576
                                (516) 484-2300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
            RONALD S. BRODY                      WILLIAM M. HARTNETT
      ANDERSON KILL & OLICK, P.C.              CAHILL GORDON & REINDEL
      1251 AVENUE OF THE AMERICAS                  80 PINE STREET
       NEW YORK, NEW YORK 10020               NEW YORK, NEW YORK 10005
            (212) 278-1000                         (212) 701-3000
APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after the Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-37881
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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
                                           PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM     PROPOSED MAXIMUM
    SECURITIES TO BE         TO BE      OFFERING PRICE     AGGREGATE        AMOUNT OF
       REGISTERED        REGISTERED(1)    PER SHARE    OFFERING PRICE(2) REGISTRATION FEE
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
Class A Common Stock.... 287,500 shares     $19.75        $5,678,125        $1,675.05

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(1) Includes 37,500 shares of Common Stock that may be sold pursuant to the
    Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                                ---------------
  The contents contained in Registration Statement 333-37881 filed with the Commission on October 14, 1997, as amended by Amendment No. 1 thereto filed with the Commission on November 18, 1997, Amendment No. 2 thereto filed with the Commission on November 28, 1997, Amendment No. 3 thereto filed with the Commission on December 12, 1997 and Post-Effective Amendment No. 1 thereto filed with the Commission on December 16, 1997 are incorporated by reference into, and shall be deemed part of, this Registration Statement.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

             INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                        ON FORM S-3 FILE NO. 333-37881

  This Registration Statement relates to the public offering of voting Class A common stock, par value $.01 per share (the "Common Stock") of Coinmach Laundry Corporation (the "Registrant") contemplated by a Registration Statement on Form S-3, Registration No. 333-37881 (the "Prior Registration Statement") declared effective on December 15, 1997 by the Securities and Exchange Commission (the "Commission"), and is filed solely to increase the number of shares to be offered in such offering by 287,500 shares. The Prior Registration Statement is hereby incorporated in its entirety by reference, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROSLYN, STATE OF NEW YORK ON DECEMBER 16, 1997.

                                          COINMACH LAUNDRY CORPORATION

                                                  /s/ Stephen R. Kerrigan
                                          By: _________________________________
                                                 STEPHEN R. KERRIGAN CHIEF
                                                     EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 16, 1997.


              SIGNATURE                                TITLE

       /s/ Stephen R. Kerrigan         Chairman of the Board of Directors
-------------------------------------   and Chief Executive Officer
         STEPHEN R. KERRIGAN            (Principal Executive Officer)

         /s/ Mitchell Blatt            Director, President and Chief
-------------------------------------   Operating Officer
           MITCHELL BLATT

         /s/ Robert M. Doyle           Chief Financial Officer and Senior
-------------------------------------   Vice President (Principal Financial
           ROBERT M. DOYLE              and Accounting Officer)

         /s/ John E. Denson            Senior Vice President
-------------------------------------
           JOHN E. DENSON

        /s/ Michael E. Stanky          Senior Vice President
-------------------------------------
          MICHAEL E. STANKY

        /s/ David A. Donnini           Director
-------------------------------------
          DAVID A. DONNINI

        /s/ James N. Chapman            Director
-------------------------------------
          JAMES N. CHAPMAN

         /s/ Bruce V. Rauner            Director
-------------------------------------
           BRUCE V. RAUNER

        /s/ Arthur B. Laffer            Director
-------------------------------------
          ARTHUR B. LAFFER

        /s/ Stephen G. Cerri            Director
-------------------------------------
          STEPHEN G. CERRI

                               INDEX TO EXHIBITS

                                                                      SEQUENTIAL
 EXHIBIT                                                                 PAGE
 NUMBER                          DESCRIPTION                            NUMBER
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
   5.1   Form of Opinion and Consent of Anderson Kill & Olick, P.C.
         regarding the validity of the Common Stock................
  23.1   Consent of Ernst & Young LLP..............................
  23.2   Consent of Ernst & Young LLP..............................
  23.3   Consent of Ernst & Young LLP..............................
  23.4   Consent of Arthur Andersen LLP............................
  23.5   Consent of Anderson Kill & Olick, P.C. (Included in
         Exhibit 5.1)..............................................